Exhibit 1.1

Execution Copy

7,500,000

HERCULES OFFSHORE, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

November 13, 2006

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the Several Underwriters,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. The stockholders listed in Schedule A hereto (the “Selling Stockholders”) propose severally to sell an aggregate of 7,500,000 outstanding shares of common stock, par value $0.01 per share (the “Securities”) of Hercules Offshore, Inc., a Delaware corporation (“Company”), (such Securities to be sold by the Selling Stockholders being hereinafter referred to as the “Firm Securities”). The Selling Stockholders also propose to sell to the Underwriters (as defined herein), at the option of the Underwriters, an aggregate of not more than 1,125,000 additional outstanding shares of the Securities, as set forth below (such 1,125,000 additional shares being hereinafter referred to as the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto (“Underwriters”) as follows:

2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) The Company has filed with the Commission (as hereinafter defined) a registration statement on Form S-3 (No. 333-138475), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430A Information, all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430A Information and 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430A and Rule 430B, as the case may be.

For purposes of this Agreement:

“430A Information” means information included in a prospectus retroactively deemed to be a part of the Registration Statement pursuant to Rule 430A(b).

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6:30 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission. Unless otherwise noted, references to a specified rule in this Agreement shall be to such rule in the Rules and Regulations promulgated under the Act.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the NASDAQ Stock Market.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430A Information, all 430B Information and all 430C Information with respect to the Registration Statement and any document incorporated by reference therein, in each case that has not been superseded or modified. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

(ii)(A)(1) At the time the Registration Statement initially became effective, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (3) at the Effective Time relating to the Offered Securities and (4) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) (1) on its date, (2) at the time of filing, the Final Prospectus pursuant to Rule 424(b) and (3) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)(A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(iv) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(v) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(vi) The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(vii)(A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 under the Act and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(viii) As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated November 7, 2006, including any document incorporated by reference therein, that has not been superseded or modified (which is the most recent Statutory Prospectus distributed to investors generally), and the documents attached to this Agreement as Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(ix) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify the Representative and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(x) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(xi) Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with power and authority (limited liability company, corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified or has made the necessary filing requirements and received the necessary approvals, as the case may be, to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding equity interests of each subsidiary of the Company have been duly authorized and validly issued in accordance with the organizational documents of each company and are fully paid (to the extent required under the applicable company’s organizational documents and limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and any similar foreign law); and the equity interests of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except to the extent such membership interests are subject to a lien or encumbrance in connection with the Credit Agreement dated as of June 29, 2005, as amended, (the “Credit Agreement”) among the Company, as borrower, Comerica Bank, as administrative agent, Citicorp North America, Inc., as syndication agent, Credit Suisse, Cayman Islands Branch, as documentation agent, and the lenders party thereto.

(xii) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and conform in all material respects to the description thereof contained in the Statutory Prospectus at the Applicable Time; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(xiii) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiv) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act that have not been validly waived or satisfied prior to the date hereof.

(xv) The Securities have been approved for listing on the NASDAQ Global Market.

(xvi) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except (1) such as have been obtained and made under the Act (provided, however, a filing with the Commission pursuant to Rule 424(b) may be made after the date hereof so long as such filing is made within the time period specified in the applicable provision of such rule) and (2) such as may be required under state securities laws.

(xvii) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, other than such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (2) the organizational documents of the Company or any such subsidiary, other than in the case of clause (1), such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(xix) This Agreement has been duly authorized, executed and delivered by the Company.

(xx) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries (1) have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them and, (2) hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except, in each case, for such liens, encumbrances, defects or exceptions that would not have a Material Adverse Effect.

(xxi) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxii) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.

(xxiii) The Company and its subsidiaries own, possess, license or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxiv) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxv) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or, to the Company’s knowledge, affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(xxvi) The financial statements included in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein.

(xxvii) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxviii) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxix) The Company is not an “investment company” as defined in the Investment Company Act of 1940.

(xxx) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(xxxi) Other than Hercules Oilfield Services, Ltd. and Hercules International Management Company, Ltd., each a Cayman Islands company and a wholly owned subsidiary of the Company, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recent fiscal year. Hercules Offshore Nigeria, Ltd., a Nigerian company, is not a significant subsidiary within the meaning of Rule 1-02(w) of Regulation S-X.

(xxxii) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxxiii) None of the Company nor any of its subsidiaries nor, to the Company’s knowledge, their respective officers, directors, supervisors, managers, agents, or employees has violated in any material respect (i) any anti-bribery laws applicable to the Company and its subsidiaries, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, (ii) the sanctions program implemented and administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, including, without limitation, 31 CFR Parts 500-600, with respect to the Company or (iii) financial record keeping and reporting requirements relating to money laundering applicable to the Company and its subsidiaries, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the foregoing is pending or, to the knowledge of the Company, threatened.

(b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i) Such Selling Stockholder will have on each Closing Date hereinafter mentioned valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii)(A) (1) At the time the Registration Statement initially became effective, (2) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (3) at the Effective Time relating to the Offered Securities and (4) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) (1) on its date, (2) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (3) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each Selling Stockholder makes the representations contained in the two preceding sentences only to the extent that any statements in or omissions from the Registration Statement or the Final Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

(iii) As of the Applicable Time, neither (A) General Disclosure Package, nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Selling Stockholder makes the representations contained in the preceding sentence only to the extent that any statements in or omissions from the Registration Statement or any Issuer Free Writing Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

(iv) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(v) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 2 are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the General Disclosure Package which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the General Disclosure Package.

(vi) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement and the sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(vii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Stockholder or any of their properties or any agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the properties of any Selling Stockholder is subject, or the charter or by-laws of any Selling Stockholder which is a corporation.

(viii) Such Selling Stockholder is a “U.S. Citizen,” as such term is defined in the form of Certificate of Incorporation of the Company filed as an exhibit to the Registration Statement, other than Greenhill Capital Partners (Cayman), L.P. (“Greenhill Cayman”).

(ix) This Agreement has been duly authorized, executed and delivered by each Selling Stockholder.

(x) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $31.7625 per share, that number of Firm Securities (rounded up or down, as determined by the Representative in its discretion, in order to avoid fractional shares) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

The Selling Stockholders will deliver the Firm Securities to the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of American Stock Transfer & Trust Company, as custodian for the Selling Stockholders, at the office of Baker Botts L.L.P., 910 Louisiana Street, One Shell Plaza, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time, on November 17, 2006, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Any certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representative requests and will be made available for inspection by the Representative at the above office of Baker Botts L.L.P. at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of Optional Securities set forth opposite the names of such Selling Stockholder in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities so set forth opposite the names of all Selling Stockholders (subject to adjustment by the Representative to eliminate fractional shares). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractional shares) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of American Stock Transfer & Trust Company, as custodian for the Selling Stockholders, at the above office of Baker Botts L.L.P. Any certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representative request upon reasonable notice prior to such Optional Closing Date and will be made available for inspection by the Representative at the above office of Baker Botts L.L.P. at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

(a) The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(1) or Rule 424(b)(2) (or, if applicable and consented to by the Representative (which shall not be unreasonably withheld), subparagraph (3), (4) or (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.

(b) The Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus with respect to the Offered Securities at any time and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, in each case with respect to the Offered Securities, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Registration Statement or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(d) As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representative copies of the Registration Statement (one of which will be signed and will include all exhibits), any Statutory Prospectus relating to the Offered Securities, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) During the period of five years hereafter, the Company will furnish or make available to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish or make available to the Representative as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

(h) For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act (other than a registration statement on Form S-8 or any successor form in connection with the registration of securities pursuant to the Company’s 2004 Long-Term Incentive Plan (the “Plan”)) relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative, except with respect to Securities issued or issuable pursuant to stock options outstanding on the date hereof and Securities and other stock-based awards issued or issuable pursuant to the terms of the Plan. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension. The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(i) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative pursuant to Section 5(f) designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for expenses incurred in distributing any Statutory Prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for the fees, charges and disbursements of one firm of counsel to all of the Selling Stockholders incurred in connection with this Agreement and the transactions contemplated hereby. Each Selling Stockholder agrees with the several Underwriters that such Selling Stockholder will pay all expenses incident to the performance of the obligations of such Selling Stockholder under this Agreement which are not specifically provided for in this Section and for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders have made or may make for the sharing of costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

(j) The Company and each Selling Stockholder hereby agree not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Each Selling Stockholder agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-up Period, the company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

(l) Each Selling Stockholder hereby agrees to the total number of Offered Securities to be sold by the Selling Stockholders pursuant to this Agreement and to the allocation to and among the Selling Stockholders, and each of them, of such Offered Securities pursuant to this Agreement (as set forth on Schedule A hereto) for purposes of Section 2.2(d) of the Registration Rights Agreement, dated as of July 7, 2005, among the Company and the holders listed on the signature pages thereto.

6. Free Writing Prospectuses. The Company and the Selling Stockholders each severally represent and agree that, unless they obtain the prior consent of the Representative, and each Underwriter severally represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) The Representative shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of Grant Thornton, LLP confirming that they are independent public accountants within the meaning of the Securities Laws and stating to the effect that:

(i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Securities Laws;

(ii) a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the General Disclosure Package; or

(B) for the period from the closing date of the latest income statement included in the General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the period of corresponding length ended the date of the latest income statement included in the General Disclosure Package, in consolidated revenues or in the total or per share amounts of net income;

except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the General Disclosure Package discloses have occurred or may occur or which are described in such letter; and

(iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)) and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, all financial statements and schedules included in material incorporated by reference into the Registration Statement or the General Disclosure Package shall be deemed included in the Registration Statement or the General Disclosure Package.

(b) The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representative, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or Nasdaq Stock Market, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representative shall have received an opinion, dated such Closing Date, of Baker Botts L.L.P., counsel for the Company, to the effect that:

(i) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package;

(ii) The Offered Securities delivered on such Closing Date and all other outstanding shares of the Securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the stockholders of the Company have no preemptive rights under the Certificate of Incorporation and Bylaws of the Company, the DGCL or, to the knowledge of such counsel, any other agreement or instrument to which the Company is a party, with respect to the Offered Securities;

(iii) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act that have not been validly waived or satisfied prior to such Closing Date;

(iv) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an “investment company” as defined in the Investment Company Act of 1940.

(v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company under the DGCL, the laws of the State of Texas, the laws of the State of New York and the federal laws of the United States of America for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and except that such counsel need express no opinion in respect of state securities or blue sky laws.

(vi) The execution, delivery and performance of this Agreement by the Company and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the DGCL, the laws of the State of Texas, the laws of the State of New York and the federal laws of the United States of America, each as applicable to the Company or its subsidiaries; provided, however, that such counsel need express no opinion with respect to state securities laws or other federal or state anti-fraud laws, rules or regulations and except for such breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement.

(vii) The execution, delivery and performance of this Agreement and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any agreement or instrument filed as an exhibit to the Registration Statement, or (B) the Certificate of Incorporation or Bylaws of the Company or the certificate of formation and limited liability company operating agreement of any Delaware subsidiary of the Company; except, in the case of clause (A), for such breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement.

(viii) The Registration Statement became effective under the Act upon the filing thereof, the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission, and the Registration Statement, as of the Effective Time relating to the Offered Securities, and the Final Prospectus, as of the date thereof, and each amendment or supplement thereto, in each case other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and other financial and accounting data included therein, or omitted therefrom, as to which such counsel need express no opinion, appeared on their face to have complied as to form in all material respects with the requirements of the Act and the Rules and Regulations.

(ix) The section of the Statutory Prospectus entitled “Material United States Federal Tax Considerations for Non-U.S. Holders,” insofar as it purports to constitute a summary of United States federal tax law and regulations or legal conclusions with respect thereto, constitutes an accurate summary of the matters described therein in all material respects, subject to the assumptions and qualifications set forth therein; the statements contained in the Statutory Prospectus under the caption “Description of Capital

Stock,” insofar as they purport to constitute a summary of the Offered Securities, fairly summarize in all material respects the terms of the Offered Securities; and the statements contained in the Registration Statement under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources-Liquidity and Financing Arrangements—Debt,” and “Business-Regulation,” insofar as they purport to constitute descriptions of agreements or refer to statements of law or legal conclusions, fairly describe, in all material respects, the agreements and the statutes and regulations addressed thereby.

(x) This Agreement has been duly authorized, executed and delivered by the Company.

Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: such counsel has participated in conferences with officers and other representatives of the Company, with representatives of the independent registered public accounting firm of the Company, and with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus, on the basis of the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement or any amendment thereto (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of the Effective Time relating to the Offered Securities or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Final Prospectus or any amendment or supplement thereto (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of its date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of the Applicable Time and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Representative shall have received an opinion, dated such Closing Date, of James W. Noe, Vice President - General Counsel, Chief Compliance Officer and Secretary of the Company, to the effect that:

(i) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, singularly or in the aggregate, have a Material Adverse Effect.

(ii) Each of Hercules Drilling Company, LLC, Hercules Liftboat Company, LLC, and Hercules Offshore International, LLC (collectively, the “Delaware Subsidiaries”) has been duly organized and is an existing limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each Delaware Subsidiary is duly qualified to do business as a foreign limited liability company in good standing in each of the jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding membership interests of each Delaware Subsidiary have been duly authorized and validly issued in accordance with the limited liability company agreement of such subsidiary and the Delaware LLC Act and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the

Delaware LLC Act), and the membership interests of each Delaware Subsidiary are owned by the Company, directly or through subsidiaries, free from liens, encumbrances, defects or adverse claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company or one of its subsidiaries as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than liens, encumbrances and adverse claims created by or arising under the Delaware LLC Act, the limited liability company agreement of such Delaware Subsidiary or the Credit Agreement.

(iii) To the knowledge of such counsel (i) there are no legal or governmental proceedings by or before any court or governmental agency, authority or body to which the Company or any of its subsidiaries is a party or to which any of their respective properties is subject of a character required to be described in the Registration Statement or the General Disclosure Package which are not described as required, and (ii) there are no contracts or documents of a character required to be described in the Registration Statement or the General Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required.

Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: such counsel has participated in conferences with officers and other representatives of the Company, with representatives of the independent registered public accounting firm of the Company, with representatives of Company counsel and with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Final Prospectus, on the basis of the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement or any amendment thereto (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of the Effective Time relating to the Offered Securities or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Final Prospectus or any amendment or supplement thereto (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of its date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package (other than the financial statements and schedules, the notes thereto and the auditors’ report thereon and the other financial and accounting data included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of the Applicable Time and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Representative shall have received an opinion, dated such Closing Date, of Fulbright & Jaworski L.L.P., counsel for the Selling Stockholders (other than Greenhill Capital Partners (Cayman), L.P.), to the effect that:

(i) Upon the delivery to DTC or its agent of the certificate or certificates representing the Offered Securities proposed to be sold by the Selling Stockholders (the “Secondary Shares”), registered in the name of Cede & Co., as nominee for DTC, the crediting by DTC by means of book entry of the Secondary Shares to the securities accounts of the several Underwriters maintained with DTC (the “Securities Accounts”), and the payment of the purchase price for the Secondary Shares pursuant to this Agreement, and assuming that neither DTC nor any Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the NYUCC), each of the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the NYUCC) to the Secondary Shares in such Underwriter’s Securities Account, free of any “adverse claim” (within the meaning of Section 8-105 of the NYUCC) to the securities underlying such security entitlement, whether framed in conversion, replevin, constructive trust, equitable lien, or other theory;

(ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under other federal and state securities laws;

(iii) The execution, delivery and performance of this Agreement, the Power of Attorney dated November 13, 2006 (the “Power of Attorney”) and the Custody Agreement, dated the date of the Power of Attorney (the “Custody Agreement”) and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or to our knowledge, any order of any governmental agency or body or any court having jurisdiction over any Selling Stockholder or any of their properties, or the limited partnership agreement of any such Selling Stockholder;

(iv) The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any agreement or instrument to which any Selling Stockholder is a party and that has been identified to us by any Selling Stockholder as being material to such Selling Stockholder, which agreements shall be listed on an attachment to such opinion, (B) the Management Agreement, dated June 30, 2000, among Greenhill Fund Management Co., LLC, Greenhill Capital Partners, L.P., Greenhill Capital, L.P., Greenhill Capital Partners (Executives), L.P., and Greenhill Capital Partners (Cayman), L.P. or (C) the certificate of formation or agreement of limited partnership of any Selling Stockholder other than Greenhill Capital Partners (Cayman), L.P.; and

(v) This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by each Selling Stockholder.

(g) The Representative shall have received opinions, dated such Closing Date, of Maples and Calder, counsel for Greenhill Capital Partners (Cayman), L.P., in its capacity as a Selling Stockholder, and each of Hercules International Holdings, Ltd., Hercules International Asset Company, Ltd., Hercules International Offshore, Ltd., Hercules Marketing International, Ltd. and Hercules Oilfield Services Ltd., in their capacity as subsidiaries of the Company, that shall be reasonably acceptable to the Representative.

(h) The Representative shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the organization of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Final Prospectus and other related matters as the Representative may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Representative shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(j) The Representative shall have received a letter, dated such Closing Date, of Grant Thornton, LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(k) On or prior to the date of this Agreement, the Representative shall have received lockup letters from each of the executive officers of the Company substantially in the form of Exhibit A.

(l) To avoid a 28% backup withholding tax each Selling Stockholder will deliver to the Representative a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(m) The Representative shall have received a certificate, dated such Closing Date, of each Selling Stockholder and in which such Selling Stockholder, to the best of his or its knowledge after reasonable investigation, shall state that: the representations and warranties of the Selling Stockholder in this Agreement are true and correct; and the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

The Selling Stockholders and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any

Underwriter consists of the information described as such in subsection (c) below; provided, further, that the Selling Stockholders shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided in writing by such Selling Stockholder specifically for inclusion in such Registration Statement, Statutory Prospectus, the Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto or contained in a representation or warranty given by such Selling Stockholder in this Agreement; provided, however, that with respect to any amount due an indemnified person under this paragraph (b), each Selling Stockholder shall be liable only to the extent of the gross proceeds attributable to such Selling Stockholder from the sale of Securities to the Underwriters.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, each Selling Stockholder, the partners, members, directors and officers of each Selling Stockholder, and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession figures appearing in the fourth paragraph under the caption “Underwriting,” (ii) the information contained in the seventh paragraph under the caption “Underwriting,” (iii) the information contained in the thirteenth paragraph and the last sentence of the fourteenth paragraph under the caption “Underwriting” related to stabilizing transactions, syndicate covering transactions, penalty bids and passive market making and (iv) the information in the fifteenth paragraph under the caption “Underwriting” related to prospectuses in electronic format and Internet distributions.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

(f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter) within the meaning of Section 15 of the Act and Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement, to each person, if any, who controls the Company within the meaning of the Act, to the partners, members, directors and officers of each Selling Stockholder, and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act and Section 20 of the Exchange Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Underwriters for all actual out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representative at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-1BD Group (fax: 212-325-4296), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 11 Greenway Plaza, Suite 2950, Houston, Texas 77046, Attention: Chief Financial Officer (fax no: (713) 979-9301), or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or faxed and confirmed to their respective addresses set forth in the Company’s stock ledger; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) The Representative has been retained solely to act as underwriters in connection with the sale of the Offered Securities and no fiduciary, advisory or agency relationship between Company or the Selling Stockholders, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or are advising the Company or the Selling Stockholders on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representative, and the Company and the Selling Stockholders are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Selling Stockholders have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholder and that the Representative has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company and the Selling Stockholders, to the fullest extent permitted by law, waive any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature page follows.]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

HERCULES OFFSHORE, INC.

By:	/s/ Steven A. Manz
Steven A. Manz
Chief Financial Officer

The Selling Stockholders named in Schedule A hereto, acting severally

By:	/s/ Steven A. Manz
Steven A. Manz
Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

Acting on behalf of itself and as the Representative of the several Underwriters.

By	CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Scott Karro
Director

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
LR Hercules Holdings, LP	5,000,000	750,000
Greenhill Capital Partners, L.P.	1,546,979	232,046
Greenhill Capital, L.P.	493,825	74,074
Greenhill Capital Partners (Executives), L.P.	238,152	35,723
Greenhill Capital Partners (Cayman), L.P.	221,044	33,157

Total	7,500,000	1,125,000

Schedule A

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	3,592,500
Citigroup Global Markets Inc.	1,077,750
Deutsche Bank Securities Inc.	718,500
Simmons & Company International	718,500
UBS Securities LLC	718,500
Morgan Keegan & Company, Inc.	215,550
Pickering Energy Partners, Inc.	143,700
Howard Weil Incorporated	85,000
Capital One Southcoast, Inc.	85,000
Pritchard Capital Partners, LLC	85,000
Petrie Parkman & Co. Inc.	60,000

Total	7,500,000

Schedule B

SCHEDULE C

Schedule C

HERCULES OFFSHORE, INC.

Price to public per share:	$33.00

Common stock offered by the selling stockholders:	7,500,000 shares

Schedule C

EXHIBIT A

Lock-Up Agreement

November 13, 2006

Hercules Offshore, Inc.

11 Greenway Plaza, Suite 2950

Houston, Texas 77046

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Simmons & Company International

UBS Securities LLC

Morgan Keegan & Company, Inc

Pickering Energy Partners, Inc.

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”) pursuant to which an offering will be made that is intended to result in the establishment of a public market for the common stock, par value $0.01 per share (the “Securities”), of Hercules Offshore, Inc., and any successor (by merger, conversion or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“CS”). In addition, the undersigned agrees that, without the prior written consent of CS, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement or such earlier date that CS consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or material event, as applicable, unless CS waives, in writing, such an extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by CS to the Company (in accordance with Section 11 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, the Undersigned will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as it may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. The foregoing restrictions will not apply to (1) a transfer of Securities to a family member or trust for the benefit of a family member, (2) a bona fide gift of Securities, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5) or (3) a sale of securities effected pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2006. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,